Exhibit 10.2

THIRD AMENDMENT TO THE

NINE ENERGY SERVICE, INC.

2011 STOCK INCENTIVE PLAN

THIS THIRD AMENDMENT (this “Amendment”) to the Nine Energy Service, Inc. 2011 Stock Incentive Plan, as amended and restated effective February 28, 2017, as further amended effective March 5, 2021, and as further amended March 6, 2023 (the “Plan”), is effective February 28, 2025, subject to approval by the Company’s stockholders (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Nine Energy Service, Inc., a Delaware corporation (the “Company”), previously adopted the Plan pursuant to which the Company is authorized to grant equity and equity-based incentive awards to certain employees and other service providers of the Company and its subsidiaries;

WHEREAS, Paragraph XVII of the Plan provides that the Board of Directors of the Company (the “Board”) may amend the Plan from time to time, including to extend the duration of the Plan and to increase the aggregate maximum number of shares that may be issued under the Plan with the approval of the Company’s stockholders;

WHEREAS, the Board desires to amend the Plan to (i) increase the aggregate maximum number of shares common stock, par value $0.01 per share, of the Company available for issuance under the Plan by 3,900,000 shares and (ii) extend the duration of the Plan as set forth herein, subject to the approval of the Company’s stockholders; and

WHEREAS, the Board has determined that it is desirable and in the best interests of the Company to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s upcoming annual meeting to be held on May 2, 2025 (the “Annual Meeting”).

NOW, THEREFORE, the Plan shall be amended as follows, effective as of the Effective Date:

1.	The following new definition shall be added, in alphabetical order, to Paragraph II of the Plan:

“Third Amendment Effective Date” means May 2, 2025.

2.	The third sentence of Paragraph III shall be deleted entirely and the following substituted therefor:

“No further Awards may be granted under the Plan after 10 years from the Third Amendment Effective Date.”

3.	The first sentence of Paragraph V(a) of the Plan shall be deleted in its entirety and the following substituted therefor:

“Subject to adjustment in the same manner as provided in Paragraph XVI with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, from and after the Third Amendment Effective Date shall not exceed 3,928,464 shares of Common Stock.”

4.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan, and, as amended hereby, the Plan is specifically ratified and reaffirmed.

5.	All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.

6.

Notwithstanding anything to the contrary herein, in the event the stockholders of the Company do not approve this Amendment at the Annual Meeting, then this Amendment shall not become effective and shall terminate as of the date of the Annual Meeting.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused the execution of this Third Amendment by its duly authorized officer, effective as of the Effective Date.

NINE ENERGY SERVICE, INC.

By:	/s/ Ann G. Fox
Name:	Ann G. Fox
Title:	President, Chief Executive Officer

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